                                                                     EXHIBIT 3.2

                    Industri-Matematik International Corp.

               Amended and Restated Certificate of Incorporation

       Industri-Matematik International Corp., a Delaware corporation, hereby certifies as follows:

       The Certificate of Incorporation for Industri-Matematik International Corp. (the "Corporation") was filed in the office of the Secretary of State of the State of Delaware on April 17, 1995. The Certificate of Incorporation was amended and restated on June 5, 1996. The Certificate of Incorporation is hereby amended and restated pursuant to Section 242 and Section 245 of the Delaware General Corporation Law. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245.

       This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:

                                   ARTICLE I

       The name of the corporation (the "Corporation") is:

                    Industri-Matematik International Corp.

                                  ARTICLE II

       The name and address of its registered agent and registered office in the State of Delaware is Industri-Matematik International Corp., Suite 748, One Commerce Center, Wilmington, New Castle County, Delaware 19801.

                                  ARTICLE III

       The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

        Section 1. General. This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation is authorized to issue is 75,000,000 shares, par value $0.01, of which 12,500,000 are hereby designated "Class B Common Stock," and the total number of shares of Preferred Stock this Corporation is authorized to issue is 15,000,000 shares, par value $0.01. Preferred Stock may be issued from time to time in one or more series.

       Section 2.  Common Stock.

               (a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

               (b) Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meeting). There shall be no cumulative voting.

       The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Corporation entitled to vote, irrespective of the provisions of Section 242 (b)(2) of the General Corporation Law of Delaware.

               (c) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

               (d) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

       Section 3. Class B Common Stock. Subject to the conversion and voting rights of the Class B Common Stock described below, the rights (including, but not limited to, rights to dividends), preferences, privileges and restrictions of the Common Stock and the Class B Common Stock shall be identical in all respects, except as follows:

               (a) Voting Rights. Holders of Class B Common Stock shall not be entitled to vote such shares for the election of directors or on any other matter except changes or amendments to this Article IV; provided, however, that no such change or amendment shall increase the rights of or, under any circumstances, provide additional voting rights to the holders of Class B Common Stock.

       (b)  Conversion.

             (i) Right to Convert. The holder of any shares of Class B Common Stock shall have the right, at such holder's option, at any time or from time to time, to convert any shares of Class B Common Stock held by such holder, so long as, after giving effect to such conversion, the total number of Voting Shares (as defined in Section 3(b)(vii)(C) hereof) held by such holder, including any Affiliate (as defined in Section 3(b)(vii)(A) hereof) of such holder, shall be less than or equal to forty-nine percent (49%) (by voting power) of the total number of Voting Shares then issued and outstanding, into such whole number of shares of Common Stock as shall be obtained by multiplying the number of shares of Class B Common Stock being converted by the Class B Common Stock Conversion Rate (as hereinafter defined), by surrender of the certificates representing the shares of Class B Common Stock so to be converted in the manner provided in Section 3(b)(iii) hereof. The Class B Common Stock Conversion Rate shall be one (1) divided by the Class B Common Stock Conversion Price (as hereinafter defined). The Class B Common Stock Conversion Price shall initially be one (1); provided, however, that such Class B Common Stock Conversion Price shall be subject to adjustment as set forth in Section 3(b)(v) hereof. No conversion of shares of Class B Common Stock that would have the effect of giving the holder, including any Affiliate of such holder, a number of Voting Shares greater than forty-nine percent (49%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be effected pursuant to this Section 1(b)(i). The holder of any shares of Class B Common Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to payment of all declared but unpaid dividends, if any, payable on or with respect to such shares of Class B Common Stock up to and including the Conversion Date (as hereinafter defined).

             (ii)    Conversion Upon Transfer.  Upon any Transfer (as defined in
Section 3(b)(vii)(B) hereof) of any shares of Class B Common Stock by the original holder or Affiliate of the original holder, other than a Transfer to an Affiliate of such original holder, such shares of Class B Common Stock so Transferred shall, by virtue of, and simultaneously with, the occurrence of the Transfer, without any action on the part of the transferee, be automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as shall be obtained by multiplying the number of shares of Class B Common Stock so Transferred by the Class B Common Stock Conversion Rate. The holder of any shares of Class B Common Stock converted into Common Stock pursuant to this Section 3(b)(ii) shall be entitled to payment on or with respect to such shares of Class B Common Stock up to and including the Conversion Date.

             (iii) Mechanics of Conversion. The holder of any shares of Class B Common Stock may exercise the conversion rights pursuant to Section 3(b)(i) hereof as to any part thereof by delivering to the Corporation during regular business hours, at the office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, accompanied by a written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected (A) with respect to conversion under Section 3(b)(i) hereof, on the date when the aforesaid delivery is made and (B) with respect to conversion under Section 3(b)(ii) hereof, on the date of occurrence of the Transfer, and such date, in either case, is referred to herein as the "Conversion Date". As promptly as practicable after the Conversion Date, and in the case of Section 3(b)(ii) hereof, upon the delivery to the Corporation during regular business hours, at the office of the Corporation or at such other place as may be designated by the Corporation, of the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock as provided in Section 3(b)(i) and (ii) hereof, and a check or cash in payment of all declared but unpaid dividends (to the extent permissible under law), if any, payable with respect to the shares of Class B Common Stock so converted up to and including the Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Class B Common Stock Conversion Rate shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Class B Common Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate as surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Class B Common Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Class B Common Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

               (iv) No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Class B Common Stock. The number of full shares of Common Stock issuable upon conversion of Class B Common Stock surrendered by a holder thereof for conversion shall be computed on the basis of the aggregate number of shares of Class B Common Stock so surrendered, rounded to the next higher whole number.

               (v) Adjustments to Conversion Price. The Class B Common Stock Conversion Price shall be subject to adjustment from time to time as follows:

                     (A) If the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Class B Common Stock Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Class B Common Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

                            (B) If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Class B Common Stock Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Class B Common Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                            (C) In the event of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, such shares of Class B Common Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 3(b)(v)(C) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                            (D) All calculations under this paragraph (v) shall be made to the nearest one tenth (1/10) of a share.

                   (vi) Reservation of Shares. The Corporation shall at all times when the Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for the purpose.

                  (vii)     Definitions.

                            (A) "Affiliate" shall mean, as to any person or entity, a person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

                               (B)   "Transfer" or "Transferred" shall mean to
      dispose, sell or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily.

                               (C)   "Voting Shares" shall mean any shares of
      the Corporation's capital stock entitled to vote in any election of directors of the Corporation.

      Section 4.   Preferred Stock.   The Board of Directors is hereby
authorized to fix or alter the voting powers, designations, preferences and qualifications, limitations or restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable protective rights which have been or may be granted to Preferred Stock or series thereof in Certificates of Designation or the Corporation's Certificate of Incorporation, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to or pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition and dividend preferences, or approval of matters by vote or written consent), the rights of any present or future class or series of Preferred Stock or Common Stock.


                                   ARTICLE V

      The Corporation is to have perpetual existence.


                                  ARTICLE VI

      In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.

                                  ARTICLE VII

      Elections of directors need not be by written ballot.


                                 ARTICLE VIII

      Section 1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      Section 2. The Corporation shall indemnify to the fullest extent permitted by law each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he, his testator or intestate is or was, or has agreed to become, a director or officer of the Corporation or any predecessor of the Corporation or serves or is or was serving, or has agreed to serve, at the request of the Corporation or any predecessor to the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee") or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 8 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

     Section 3. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

        Section 4. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

        Section 5. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 5. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

        Section 6. Advance of Expenses. Subject to the provisions of Section 7 below, in the event that the Corporation does not assume the defense pursuant to
Section 5 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee
- --------  -------
in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     Section 7. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 2, 3, 4 or 6 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under
Section 2, 3 or 6 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 2 or 3, as the case may be. Such determination shall be made in each instance by
(a) a majority vote of a quorum of directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

     Section 8. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 7. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 7 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     Section 9. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

        Section 10. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

        Section 11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

        Section 12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

        Section 13. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

        Section 14. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

      Section 15. Definition. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

      Section 16. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

                                  ARTICLE VII

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                 ARTICLE VIII

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Stig G. Durlow, the Chairman of the Board of the Corporation, and attested by Lars-Goran Peterson, the Secretary of the Corporation. The signatures below shall constitute the affirmation or acknowledgement, under penalties of perjury, that the facts herein stated are true.

Dated:______, 1996
                                         Industri-Matematik International Corp.


                                         ---------------------------------------
                                         Stig G. Durlow
                                         Chairman of the Board

ATTEST:


- -------------------------------
Lars-Goran Peterson
Secretary